Exhibit 99.1

Wyndham Destinations Reports Second Quarter 2020 Results;
Improved financial flexibility with amendments to senior secured credit facility and
$650 million senior secured notes issuance

ORLANDO, Fla. (July 30, 2020) — Wyndham Destinations, Inc. (NYSE:WYND), the world’s largest vacation ownership and exchange company, today reported second quarter 2020 financial results for the three months ended June 30, 2020. Highlights include:

•	GAAP net loss from continuing operations of $164 million and diluted loss per share of $1.92 on net revenue of $343 million

•	Adjusted EBITDA of $16 million and adjusted diluted loss per share of $1.11

•	For the six months ended June 30, net cash provided by operating activities of $130 million (adjusted free cash flow of $88 million)

•	Cash and cash equivalents of $1.1 billion at the end of June

•	The Company expects to recommend a third quarter dividend of $0.30 per share for approval by the Company’s Board of Directors in August

•	Issued $650 million senior secured notes due 2026

•	Amended senior secured credit facility financial covenants providing near-term covenant relief and flexibility through March 31, 2022

"Even though the second quarter was significantly impacted by the COVID-19 pandemic, we were pleased that our results exceeded the expectations we communicated in early May," commented Michael D. Brown, president and CEO of Wyndham Destinations. "Throughout June, we safely welcomed back owners to our resorts as we reopened in phases. By the end of the month, we had opened approximately 85% of our resorts and resumed VOI sales and marketing operations. Second quarter results reflect the transition of our business back to operations and June provided an early indication of the resiliency of our business model and demand from members and owners in the second half of the year."

"The third quarter started with three important announcements. We increased our financial flexibility with amendments to our senior secured credit facility and issued $650 million senior secured notes. We also announced the launch of Panorama, an umbrella business that will serve as the parent-brand for RCI and portfolio of exchange and other membership travel groups to set the stage for business expansion."

"We are well-situated for the second half of the year, giving us confidence that when leisure travel returns to normal, we will be positioned to take advantage of the strong demand for vacations," said Brown.

(1) This press release includes adjusted EBITDA, adjusted diluted EPS from continuing operations, adjusted free cash flow from continuing operations, gross VOI sales and adjusted net (loss)/income from continuing operations, which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Business Segment Results

The results of operations during the second quarter of 2020 include impacts related to the COVID-19 global pandemic, which have been significantly negative to the travel industry, the Company, its customers and employees. Refer to Table 8 for a breakout of COVID-19 related impacts.

Wyndham Vacation Clubs (formerly Vacation Ownership)

$ in millions	2020	2019	% change
Revenue	$239	$810	(70)%
Adjusted EBITDA	($17)	$193	(109)%

Wyndham Vacation Clubs revenue declined 70% to $239 million in the second quarter. Gross vacation ownership interest (VOI) sales decreased 97% to $18 million with tours 98% lower year-over-year. Second quarter adjusted EBITDA was negative $17 million compared to $193 million in the prior year.

Panorama (formerly Vacation Exchange)

$ in millions	2020	2019	% change
Revenue	$105	$230	(54)%
Adjusted EBITDA	$40	$72	(44)%

Panorama revenue decreased 54% to $105 million in the second quarter. Adjusted EBITDA decreased 44% to $40 million. Excluding the sale of North American vacation rentals and the acquisition of Alliance Reservations Network (ARN), revenue decreased 39% and adjusted EBITDA decreased 42%. The revenue trend improved during the quarter with June revenue 23% below the prior year.

Balance Sheet and Liquidity

Net Debt — As of June 30, 2020, the Company's leverage ratio for covenant purposes was 3.4x. The Company had $3.9 billion of corporate debt outstanding as of June 30, 2020, which excluded $2.5 billion of non-recourse debt related to its securitized notes receivable. Additionally, the Company had cash and cash equivalents of $1.1 billion. The Company's next long-term debt maturity is the $250 million secured note due March 2021. Refer to Table 9 for definitions of net debt and leverage ratio.

On July 20, 2020, the Company announced an amendment to its $1.0 billion revolving credit facility. The Credit Amendment establishes a covenant relief period and modifies the existing quarterly-tested financial covenants from the date of the Credit Amendment until the earlier of April 1, 2022 and termination by the Company of the relief period, subject to certain conditions. The Credit Amendment raises the first lien leverage-based financial covenant by varying levels for each applicable fiscal quarter during the relief period to provide the Company with significant financial flexibility.

On July 24, 2020, the Company completed the private placement issuance of $650 million senior secured notes due 2026 with an interest rate of 6.625%.

Timeshare Receivables Financing — On April 30, 2020, Wyndham Destinations announced that it closed on a $325 million private securitization with an initial interest rate of 3.84% and an advance rate of 85%.

Cash Flow — For the six months ended June 30, 2020, net cash provided by operating activities from continuing operations was $130 million, compared to $266 million in the prior year period. Adjusted free cash flow from continuing operations was $88 million for the six months ended June 30, 2020, compared to $298 million in the same period of 2019.

Share Repurchases — The Company has suspended share repurchase activity due to the uncertainty created by the COVID-19 pandemic.

Dividend — The Company paid $43 million in cash dividends to shareholders ($0.50 per share) on June 30, 2020 to shareholders of record as of June 15, 2020.

The Company expects to recommend a third quarter dividend of $0.30 per share for approval by the Company’s Board of Directors in August. All declarations of quarterly cash dividends are subject to final approval by the Board of Directors.

Conference Call Information
Wyndham Destinations will hold a conference call with investors to discuss the Company’s results and forward-looking information today at 8:00 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.wyndhamdestinations.com, or by dialing 800-459-5346, passcode WYND, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-839-5204.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS from continuing operations, adjusted free cash flow from continuing operations, gross VOI sales and adjusted net (loss)/income from continuing operations, which include or exclude certain items. The Company utilizes non-GAAP measures on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Wyndham Destinations
Wyndham Destinations (NYSE:WYND), the world's largest vacation club and exchange company, is on a mission to put the world on vacation. The company offers more than four million members and owner families the opportunity to own, exchange or rent their vacation experience while enjoying quality, flexibility and great value from a trusted brand. The company's Wyndham Vacation Clubs offer 230 resorts that provide a contemporary take on the timeshare model through brands Club Wyndham® WorldMark® by Wyndham, and Margaritaville Vacation Club® by Wyndham. With a global presence in 110 countries, the company's membership travel business -- Panorama -- includes today's leading vacation exchange, leisure travel, and technology brands including RCI, the world's leader in vacation exchange that provides access to 4,200+ affiliated resorts around the world; and Extra Holidays, offering condo vacations at hotel prices. Year after year, our worldwide team of associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future,” "intends," "projects" or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Wyndham Destinations, Inc. (“Wyndham Destinations”) to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Destinations’ current views and expectations with respect to its future performance and operations, and other anticipated future events and expectations that are not historical facts. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that might cause such a difference include, but are not limited to, uncertainty with respect to the scope and duration of the novel coronavirus global pandemic (COVID-19) and any resurgences and the pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; the potential impact of the COVID-19 pandemic and governmental, business and individuals’ actions in response to the pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest (VOI) sales and tour flow, consumer demand and liquidity, our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital on reasonable terms, at a reasonable cost or at all, our and Wyndham Hotels’ ability to maintain credit ratings, general economic conditions and unemployment rates, the performance of the financial and credit markets, the competition in and the economic environment for the timeshare industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Wyndham Vacation Clubs and Panorama segments; uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“spin-off”) Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) or the divestiture of our North American and European vacation rentals businesses, or the acquisition of Alliance Reservations Network (“ARN”); unanticipated developments related to the impact of the spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy, the timing and amount of future dividends and share repurchases, if any, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, to be filed with the SEC on July 30, 2020. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@wyn.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@wyn.com

Wyndham Destinations
Table of Contents

Table Number

1.	Condensed Consolidated Statements of (Loss)/Income (Unaudited)

2.	Summary Data Sheet

3.	Operating Statistics

4.	Revenue by Reportable Segment

5.	Non-GAAP Measure: Reconciliation of Net (Loss)/Income to Adjusted Net (Loss)/Income from Continuing Operations to Adjusted EBITDA

6.	Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales

7.	Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations

8.	COVID-19 Impacts

9.	Definitions

Table 1

Wyndham Destinations
Condensed Consolidated Statements of (Loss)/Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net revenues
Service and membership fees	$227	$409	$554	$815
Consumer financing	119	128	246	253
Net VOI sales	(13)	481	77	856
Other	10	21	24	33
Net revenues	343	1,039	901	1,957

Expenses
Operating	200	421	598	818
Consumer financing interest	25	26	50	52
(Recovery)/cost of vacation ownership interests	(17)	50	(48)	81
General and administrative	85	123	195	251
Marketing	32	170	163	317
COVID-19 related costs	45	—	67	—
Asset impairments	33	—	44	—
Restructuring	23	1	25	4
Separation and related costs	—	22	—	36
Depreciation and amortization	31	28	62	59
Total expenses	457	841	1,156	1,618

Operating (loss)/income	(114)	198	(255)	339
Other (income), net	(5)	(2)	(7)	(12)
Interest expense	46	40	87	82
Interest (income)	(2)	(2)	(4)	(4)
(Loss)/income before income taxes	(153)	162	(331)	273
Provision/(benefit) for income taxes	11	44	(33)	74
Net (loss)/income from continuing operations	(164)	118	(298)	199
Gain on disposal of discontinued businesses, net of income taxes	—	6	—	5
Net (loss)/income attributable to WYND shareholders	$(164)	$124	$(298)	$204

Basic earnings/(loss) per share
Continuing operations	$(1.92)	$1.27	$(3.46)	$2.12
Discontinued operations	—	0.06	—	0.05
	$(1.92)	$1.33	$(3.46)	$2.17

Diluted earnings/(loss) per share
Continuing operations	$(1.92)	$1.26	$(3.46)	$2.12
Discontinued operations	—	0.06	—	0.05
	$(1.92)	$1.32	$(3.46)	$2.17

Weighted average shares outstanding
Basic	85.4	93.0	86.1	93.7
Diluted	85.4	93.3	86.1	94.0

Table 2

Wyndham Destinations
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Consolidated Results

Net (loss)/income attributable to WYND shareholders	$(164)	$124	(232)%	$(298)	$204	(246)%
Diluted (loss)/earnings per share	$(1.92)	$1.32	(245)%	$(3.46)	$2.17	(259)%
Net (loss)/income from continuing operations	$(164)	$118	(239)%	$(298)	$199	(250)%
Diluted (loss)/earnings per share from continuing operations	$(1.92)	$1.26	(252)%	$(3.46)	$2.12	(263)%

Adjusted (Loss)/Earnings from Continuing Operations
Adjusted EBITDA	$16	$255	(94)%	$(28)	$459	(106)%
Adjusted net (loss)/income	$(95)	$135	(170)%	$(179)	$233	(177)%
Adjusted diluted (loss)/earnings per share	$(1.11)	$1.45	(177)%	$(2.08)	$2.48	(184)%

Segment Results

Net Revenues
Wyndham Vacation Clubs	$239	$810	(70)%	$647	$1,493	(57)%
Panorama	105	230	(54)%	256	466	(45)%
Corporate and other	(1)	(1)		(2)	(2)
Total	$343	$1,039	(67)%	$901	$1,957	(54)%

Adjusted EBITDA
Wyndham Vacation Clubs	$(17)	$193	(109)%	$(90)	$331	(127)%
Panorama	40	72	(44)%	82	151	(46)%
Segment Adjusted EBITDA	23	265		(8)	482
Corporate and other	(7)	(10)		(20)	(23)
Total Adjusted EBITDA	$16	$255	(94)%	$(28)	$459	(106)%

Adjusted EBITDA Margin	4.7%	24.5%		(3.1)%	23.5%

Key Operating Statistics

Vacation Clubs
Gross VOI sales	$18	$626	(97)%	$431	$1,110	(61)%
Tours (in thousands)	6	249	(98)%	168	441	(62)%
VPG (in dollars)	NM	$2,425	NM	NM	$2,416	NM
New owner sales mix	NM	38.1%		NM	37.6%

Panorama
Average number of members (in thousands)	3,799	3,893	(2)%	3,832	3,884	(1)%
Exchange revenue per member (in dollars)	$103	$165	(37)%	$120	$175	(31)%

Note: NM or Not Meaningful. Amounts may not add due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Table 3

Wyndham Destinations
Operating Statistics
The following operating statistics are the drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs (a)
Gross VOI Sales (in millions) (b)	2020	$413	$18	$—	$—	$—
	2019	$484	$626	$663	$582	$2,355
	2018	$465	$602	$640	$564	$2,271

Tours (in thousands)	2020	162	6	—	—	—
	2019	192	249	269	234	945
	2018	190	241	259	214	904

VPG	2020	$2,128	NM	$—	$—	$—
	2019	$2,405	$2,425	$2,332	$2,373	$2,381
	2018	$2,303	$2,411	$2,350	$2,499	$2,392

Provision for Loan Losses (in millions) (c)	2020	$(315)	$(30)	$—	$—	$—
	2019	$(109)	$(129)	$(135)	$(106)	$(479)
	2018	$(92)	$(126)	$(132)	$(106)	$(456)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2020	NM	NM	—%	—%	—%
	2019	22.5%	21.2%	20.3%	18.6%	20.6%
	2018	20.4%	21.4%	20.8%	19.3%	20.5%

Allowance for Loan Losses (in millions)	2020	$930	$846	$—	$—	$—
	2019	$721	$735	$767	$747	$747
	2018	$684	$705	$743	$734	$734

Gross Vacation Ownership Contract Receivables (in millions)	2020	$3,722	$3,461	$—	$—	$—
	2019	$3,741	$3,783	$3,885	$3,867	$3,867
	2018	$3,560	$3,609	$3,732	$3,771	$3,771

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2020	25.0%	24.4%	—%	—%	—%
	2019	19.3%	19.4%	19.7%	19.3%	19.3%
	2018	19.2%	19.5%	19.9%	19.5%	19.5%

Panorama (a)
Average Number of Members (in thousands)	2020	3,864	3,799	—	—	—
	2019	3,875	3,893	3,895	3,884	3,887
	2018	3,852	3,844	3,857	3,833	3,847

Exchange Revenue Per Member	2020	$137.23	$103.31	$—	$—	$—
	2019	$185.40	$165.00	$162.47	$153.36	$166.54
	2018	$194.70	$173.05	$163.84	$152.51	$171.04

Exchange Transactions	2020	260	71	—	—	—
Closed User Group Transactions	2020	93	40	—	—	—
Total Panorama Transactions (in thousands)	2020	353	111	—	—	—
Note:    Full year amounts and percentages may not compute due to rounding.
NM     Not Meaningful.
(a)     Includes the impact of acquisitions from the acquisition dates forward.

(b)	Includes Gross VOI sales under the Company's fee-for-service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).

(c)
Represents provision for estimated losses on vacation ownership contract receivables, which is recorded as contra revenue to vacation ownership interest sales on the Condensed Consolidated Statements of (Loss)/Income.

Table 4

Wyndham Destinations
Revenue by Reportable Segment
(in millions)

	2020
	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs
Net VOI Sales	$90	$(13)	$—	$—	$—
Property Management Fees and Reimbursable Revenues	176	123	—	—	—
Consumer Financing	127	119	—	—	—
Other Revenues	16	10	—	—	—
Total Vacation Clubs	409	239	—	—	—

Panorama
Exchange Revenues	133	98	—	—	—
Other Revenues	17	7	—	—	—
Total Panorama	150	105	—	—	—
Total Reportable Segments	$559	$344	$—	$—	$—

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs
Net VOI Sales	$375	$481	$528	$464	$1,848
Property Management Fees and Reimbursable Revenues	170	170	178	183	702
Consumer Financing	125	128	132	130	515
Other Revenues	13	31	20	24	86
Total Vacation Clubs	683	810	858	801	3,151

Panorama
Exchange Revenues	180	161	158	149	647
Other Revenues	56	69	92	32	251
Total Panorama	236	230	250	181	898
Total Reportable Segments	$919	$1,040	$1,108	$982	$4,049

	2018
	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs
Net VOI Sales	$358	$462	$503	$446	$1,769
Property Management Fees and Reimbursable Revenues	164	162	172	168	665
Consumer Financing	118	120	126	128	491
Other Revenues	21	26	19	23	91
Total Vacation Clubs	661	770	820	765	3,016

Panorama
Exchange Revenues	188	166	158	146	658
Other Revenues	58	72	85	45	260
Total Panorama	246	238	243	191	918
Total Reportable Segments	$907	$1,008	$1,063	$956	$3,934

Note:     Full year amounts may not add across due to rounding.

Table 5

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net (Loss)/Income to
Adjusted Net (Loss)/Income from Continuing Operations to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	EPS	2019	EPS	2020	EPS	2019	EPS
Net (loss)/income attributable to WYND shareholders	$(164)	$(1.92)	$124	$1.32	$(298)	$(3.46)	$204	$2.17
Gain on disposal of discontinued businesses, net of income taxes	—		6		—		5
Net (loss)/income from continuing operations	$(164)	$(1.92)	$118	$1.26	$(298)	$(3.46)	$199	$2.12
Restructuring costs	23		1		25		4
Impairments	38		—		48		—
COVID-19 related costs	26		—		38		—
Exchange inventory write-off	—		—		38		—
Amortization of acquired intangibles (a)	2		1		5		4
Legacy items	1		(1)		2		1
Separation and related costs	—		22		—		36
Taxes (b)	(21)		(5)		(37)		(11)
Adjusted net (loss)/income from continuing operations	$(95)	$(1.11)	$135	$1.45	$(179)	$(2.08)	$233	$2.48
Income taxes/(benefit) on adjusted net (loss)/income	32		49		4		85
Stock-based compensation expense (c)	6		5		7		8
Depreciation	29		27		57		55
Interest expense	46		40		87		82
Interest income	(2)		(2)		(4)		(4)
Adjusted EBITDA	$16		$255		$(28)		$459

Diluted Shares Outstanding	85.4		93.3		86.1		94.0

Amounts may not add due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net (loss)/income from continuing operations, adjusted EBITDA and adjusted diluted EPS from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures.

(a)	Amortization of acquisition-related assets is excluded from adjusted net (loss)/income from continuing operations and adjusted EBITDA.

(b)	Amounts represent the tax effect of the adjustments.

(c)	All stock-based compensation is excluded from adjusted EBITDA.

Table 6

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation clubs business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2020	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$90	$(13)	$—	$—	$—
Loan loss provision	315	30	—	—	—
Gross VOI sales, net of Fee-for-Service sales	405	17	—	—	—
Fee-for-Service sales	8	1	—	—	—
Gross VOI sales	$413	$18	$—	$—	$—

2019

Net VOI sales	$375	$481	$528	$464	$1,848
Loan loss provision	109	129	135	106	479
Gross VOI sales, net of Fee-for-Service sales	484	610	663	570	2,327
Fee-for-Service sales	—	16	—	12	28
Gross VOI sales	$484	$626	$663	$582	$2,355

2018

Net VOI sales	$358	$462	$503	$446	$1,769
Loan loss provision	92	126	132	106	456
Gross VOI sales, net of Fee-for-Service sales	450	588	635	552	2,225
Fee-for-Service sales	15	14	5	12	46
Gross VOI sales	$465	$602	$640	$564	$2,271

Note: Amounts may not add due to rounding.

Table 7

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations
(in millions)

	Six Months Ended June 30,
	2020	2019

Net cash provided by operating activities from continuing operations	$130	$266
Property and equipment additions	(39)	(50)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(33)	17
Free cash flow from continuing operations	$58	$233
Separation and other adjustments (a)	13	65
COVID-19 related adjustments	17	—
Adjusted free cash flow from continuing operations	$88	$298

(a)	Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.

Table 8

Wyndham Destinations
COVID-19 Impacts
(in millions)

The tables below present the COVID-19 related impacts to our results of operations for the three and six months ended June 30, 2020, and the related classification on the Condensed Consolidated Statements of (Loss)/Income

Three Months Ended	Wyndham Vacation Clubs	Panorama	Corporate	Consolidated	Non-GAAP Adjustments	Income Statement Classification
Employee compensation related and other	$32	$5	$8	$45	$26	COVID-19 related costs
Asset impairment	8	30	—	38	38	Asset impairments/Operating expenses
Lease related	1	22	—	23	23	Restructuring
Total COVID-19	$41	$57	$8	$106	$87

Six Months Ended	Wyndham Vacation Clubs	Panorama	Corporate	Consolidated	Non-GAAP Adjustments	Income Statement Classification
Allowance for loan losses:
Provision	$225	$—	$—	$225	$—	Vacation ownership interest sales
Recoveries	(55)	—	—	(55)	—	(Recovery)/cost of vacation ownership interests

Employee compensation related and other	$51	$5	$11	$67	$38	COVID-19 related costs
Asset impairment	14	34	—	48	48	Asset impairments/Operating expenses
Exchange inventory write-off	—	38	—	38	38	Operating expenses
Lease related	1	22	—	23	23	Restructuring
Total COVID-19	$236	$99	$11	$346	$147

Table 9

Definitions
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net (loss)/income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, transaction costs and impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net (loss)/income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted net (loss)/income from continuing operations: A non-GAAP measure, defined by the Company as net (loss)/income from continuing operations adjusted to exclude separation and restructuring costs, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments.
Adjusted diluted (loss)/earnings per share: A non-GAAP measure, defined by the Company as Adjusted net (loss)/income from continuing operations divided by the diluted weighted average number of common shares.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.
Average Number of Members: Represents paid members in our vacation exchange programs who are current on their annual membership dues or within the allowed grace period.
Exchange Revenue Per Member: Represents total revenues generated from fees associated with memberships, exchange transactions, and other servicing for the period divided by the average number of vacation exchange members during the period.
Panorama transactions: Represents Exchange System and Closed User Group bookings, net of cancellations.
Free Cash Flow from Continuing Operations (FCF): A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. The Company believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating Wyndham Destinations is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow from Continuing Operations: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels & Resorts, and certain adjustments related to COVID-19.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by adjusted EBITDA, as defined in the credit agreement.